UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 2, 2010

BIO-PATH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Utah	000-53404	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3293 Harrison Blvd., Ste. 230, Ogden, UT	84403
(Address of principal executive offices)	(Zip Code)

801-399-5500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 2, 2010, Bio-Path Holdings, Inc. (the “Company”) signed a purchase agreement with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“LPC”), whereby LPC committed to purchase up to $7 million of shares of the Company’s common stock.  Upon signing the purchase agreement, the Company received $200,000 from LPC as an initial purchase in exchange for 571,429 shares (“Initial Purchase Shares”) of the Company’s common stock and warrants to purchase 571,429 shares of the Company’s common stock at an exercise price of $1.50 per share.  The Company also entered into a registration rights agreement with LPC whereby it agreed to file a registration statement with the U.S. Securities and Exchange Commission (“SEC”) covering the sale of shares that have been or may be issued to LPC under the purchase agreement.  The sale of Initial Purchase Shares and the shares of common stock underlying the warrants will not be registered on the registration statement.  Pursuant to the terms of the purchase agreement, LPC has also committed to purchase an additional 375,000 shares for a purchase price of $150,000 after the effectiveness of the registration statement.  Thereafter, the Company has the right over a 24 month period to sell shares of its common stock to LPC in amounts ranging from $50,000 and up to $1,000,000 per sale, depending on certain conditions as set forth in the purchase agreement, up to the aggregate commitment of $7 million.

There are no upper limits to the price per share which LPC may pay to purchase the Company’s common stock under the purchase agreement, and the purchase price of such shares related to the $6.65 million of future funding will be based on the prevailing market prices of shares of the Company’s common stock at the time of sales without any fixed discount.  The Company will control the timing and amount of any future sales of shares of common stock to LPC.  LPC shall not have the right or the obligation to purchase any shares of the Company’s common stock on any business day that the price of its common stock is below $0.20.

In consideration for entering into the purchase agreement, the Company issued to LPC 566,801 shares of its common stock as a commitment fee and shall issue up to 283,401 shares pro rata as LPC purchases the $6.8 million of such shares.  The purchase agreement may be terminated by the Company at any time at its discretion without any cost to the Company.  Except for a limitation on variable priced financings, there are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the purchase agreement.  The proceeds received by the Company under the purchase agreement are expected to be used for the Phase I clinical trial expenses for the Company’s lead cancer compound and for general working capital.

The foregoing description of the purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02    Unregistered Sales of Equity Securities.

On May 20, 2010, the Company entered into subscription agreements with certain investors, pursuant to which the Company issued an aggregate of 780,000 shares of common stock and warrants to purchase an aggregate of 780,000 shares of common stock at an exercise price of $1.50 per share.  The warrants are exercisable at any time for a period of two years from the date of issuance.  The Company received aggregate proceeds from the sale of such securities of $273,000.  As the Company’s commission agent for such offering, ACAP Financial, Inc. received 10% of the aggregate proceeds and received 78,000 shares of common stock.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Such securities were sold by the Company pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Exchange Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

4.1	Form of Warrant issued to Lincoln Park Capital Fund, LLC.

10.1	Purchase Agreement, dated as of June 2, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of June 2, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

99.1	Press Release dated June 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: June 4, 2010	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Warrant issued to Lincoln Park Capital Fund, LLC.

10.1	Purchase Agreement, dated as of June 2, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of June 2, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

99.1	Press Release dated June 4, 2010.